EXHIBIT 10.9

GUARANTEE OF

SANDALWOOD HOSPITALITY ADVISORS, LLC

FOR VALUE RECEIVED, the sufficiency and receipt of which are hereby acknowledged, Sandalwood Lodging Investment Corporation, a Maryland corporation (“Guarantor”) and affiliate of the Advisor (as defined below), hereby absolutely, unconditionally and irrevocably guarantees to Barceló Crestline Corporation, a Maryland corporation (the “Company”), and for its successors, endorsees, transferees and assigns, the due and punctual payment of any and all amounts that become due and payable pursuant to the terms and provisions of that certain Promissory Note issued by Sandalwood Hospitality Advisors, LLC (the “Advisor”) payable to the order of the Company, dated July 24, 2003 (the “Note”). Guarantor hereby agrees to pay to the Company in cash or, at the option of Guarantor, in shares of its common stock (at a per share conversion price equal to the lower of (i) the price at which the Guarantor is then issuing its shares to the general public, or (ii) $20.00 per share) or in a combination of cash and its common stock all amounts due and payable under the Note that have not been delivered by the Advisor.

Guarantor hereby agrees that its obligations hereunder shall be absolute, irrevocable and unconditional, irrespective of: (i) the validity, regularity or enforceability of the Note; (ii) the absence of any action to enforce the Note; (iii) any waiver or consent by the Company concerning any provisions thereof; (iv) the rendering of any judgment against the Advisor or any action to enforce the same; or (v) any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. Guarantor covenants that this Guarantee will not be discharged except by complete payment of the amounts specified above in the manner specified above. This Guarantee shall continue to be effective if Guarantor merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

Guarantor agrees that the Company shall have the full right, in its sole discretion and without any notice to or consent from Guarantor, from time to time and at any time and without affecting, impairing, or discharging, in whole or in part, the liability of Guarantor hereunder: (a) to make any change, amendment, or modification whatsoever of any of the terms or conditions of the Note; (b) to extend, in whole or in part, by renewal or otherwise, and on one or any number of occasions, the time for the payment of any principal or any other amount pursuant to the Note or for the performance of any term or condition of the Note; and (c) to settle, compromise, release, substitute, surrender, modify, or impair, to enforce and exercise, or to fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which the Company may at any time have against the Advisor.

Guarantor agrees that Guarantor’s obligations hereunder are irrevocable, and are independent of the obligations of the Advisor; that a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against the Advisor or whether the Advisor is joined in any such action or actions.

Guarantor hereby waives: diligence; presentment; protest; notice of protest, acceleration, and dishonor, notice of non-payment at maturity, any other notice, filing of claims with a court in the event of insolvency or bankruptcy of Guarantor; all demands whatsoever, except as noted in the first paragraph hereof; all statutes of limitation; and any right to require a proceeding first against Guarantor.

Guarantor agrees that Guarantor shall have no right of subrogation whatever with respect to the indebtedness guaranteed hereby.

In no event shall the Company have any remedies or recourse against any (i) affiliate of the Guarantor (other than pursuant to the Note), or (ii) director, member, officer, partner (general or limited), employee or agent of the Guarantor or of any affiliate of the Guarantor.

This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Company, and its respective successors, endorsees, transferees and assigns.

Guarantor hereby certifies and warrants that this Guarantee constitutes the valid obligation of Guarantor and complies with all applicable laws.

Guarantor agrees that in the event that the Company retains or engages an attorney or attorneys to enforce this Guarantee, Guarantor will reimburse the Company for all reasonable expenses incurred, including reasonable attorneys’ fees and disbursements.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Maryland (but not including the choice of law rules thereof).

Guarantor irrevocably submits to the non-exclusive jurisdiction of any court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Guarantee, and irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court.

This Guarantee becomes effective concurrent with the effectiveness of the Note, according to its terms.

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its name by its duly authorized representative.

SANDALWOOD LODGING INVESTMENT CORPORATION

By:	/s/ Douglas H.S. Greene
Name: Title:	Douglas H.S. Greene Managing Director, Vice Chairman and Chief Investment Officer

Address:	11790 Glen Road Potomac, Maryland 20854

Date:	July 24, 2003

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